                                                                      Exhibit 21

                     SUBSIDIARIES OF TRAK AUTO CORPORATION

                                                            State of Incorporation
                                                            ----------------------

Trak Corporation (A)                               (100%)            Delaware
Trak DHC Corporation                               (100%)            Delaware
Super Trak Corporation                             (100%)            Delaware
Riverdale Trak Acquisition Inc.                    (100%)            Delaware


(A) Does business in certain states under the name "Trak Auto Corporation I".





                                       76